Exhibit 21.1

Subsidiaries of Vertex Pharmaceuticals Incorporated

Vertex Pharmaceuticals (San Diego) LLC, a Delaware limited liability company

Vertex Pharmaceuticals (Distribution) Incorporated, a Delaware corporation

Vertex Pharmaceuticals (Cayman) Limited, a Cayman Islands company (2)

Vertex Pharmaceuticals (Cayman III) Limited, a Cayman Islands company (4)

Vertex Pharmaceuticals (Cayman 509) Limited, a Cayman Islands company

Vertex Pharmaceuticals (Cayman 765) Limited, a Cayman Islands company

Vertex Pharmaceuticals (Cayman 787) Limited, a Cayman Islands company

Vertex Pharmaceuticals (Delaware) LLC, a Delaware limited liability company

Vertex Pharmaceuticals (Puerto Rico) LLC, a Delaware limited liability company
Vertex Pharmaceuticals (Canada) Incorporated, a Canadian company (1)

Vertex Pharmaceuticals (Singapore) Pte. Ltd., a Singapore company

Vertex Holdings, Inc., a Delaware corporation

Vertex Pharmaceuticals (Europe) Limited, a United Kingdom company (5)

Vertex Pharmaceuticals (Ireland) Limited, an Irish company (5)

Vertex Pharmaceuticals (U.K.) Limited, a United Kingdom company (5)

Vertex Pharmaceuticals (France) SAS, a French company

Vertex Pharmaceuticals (Germany) GmbH, a German company

Vertex Pharmaceuticals (Australia) Pty. Ltd., an Australian company

Vertex Pharmaceuticals (Spain), S.L., a Spanish company

Vertex Pharmaceuticals (Netherlands) B.V., a Dutch company

Vertex Pharmaceuticals (Italy) S.r.L., an Italian company

Vertex Farmaceutica do Brasil LTDA, a Brazilian company (3)
Vertex Pharmaceuticals GmbH, an Austrian company (5)
Vertex Pharmaceuticals (Portugal), Unipessoal Lda., a Portuguese company (5)
Vertex Pharmaceuticals (CH) GmbH, a Swiss company (5)
Vertex Pharmaceuticals (Sweden) AB, a Sweden company (5)
Vertex Pharmaceuticals Single Member Societe Anonyme, a Greek company (5)
Vertex Pharmaceuticals (Poland) sp. z.o.o., a Polish company (5)

The Vertex Foundation, Inc., a Delaware corporation
Torreyana Insurance Company, Inc., a Vermont corporation
Vertex Pharmaceuticals (Czech Republic) s.r.o, a Czech company (5)
Vertex Pharmaceuticals (Belgium) BV, a Belgian company (5)
Vertex Pharmaceuticals Limited d.o.o. Beograd, a Serbian company (5)
Company for Services and Trade VERTEX PHARMACEUTICALS DOOEL Skopje, a North Macedonian company (5)
Plum Cove Capital LLC, a Delaware limited liability company
ViaCyte, Inc., a Delaware corporation
ViaCyte Georgia, Inc., a Delaware corporation (6)
Encap, Inc., a Delaware corporation (6)

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(1) a subsidiary of Vertex Pharmaceuticals (Delaware) LLC
(2) a subsidiary of Vertex Holdings, Inc.
(3) a subsidiary of Vertex Pharmaceuticals (U.K.) Limited
(4) a subsidiary of Vertex Pharmaceuticals (Cayman) Limited
(5) a subsidiary of Vertex Pharmaceuticals (Europe) Limited
(6) a subsidiary of ViaCyte, Inc.